UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 13, 2007

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

    As previously disclosed in our filings with Securities and Exchange Commission (SEC), the staff of the SEC has been conducting an investigation into our December 31, 2003 natural gas and oil reserves revisions.  We originally self-reported this matter to the SEC and have been cooperating fully with the investigation.  As part of that cooperation, we have produced a large volume of documents requested by the staff of the SEC and have made our employees available for interviews or testimony upon request.  On July 13, 2007, the staff of the SEC’s Fort Worth Regional Office sent us a “Wells” notice indicating the SEC staff has made a preliminary decision to recommend to the SEC that it institute an enforcement action against us and two of our subsidiaries related to the reserve revisions.  We understand that the staff of the SEC may have also issued similar “Wells” notices to several of our former employees related to the reserves revisions.  We have been given the opportunity to respond to the staff before the staff makes its formal recommendation on whether any action should be brought by the SEC.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  July 17,  2007